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                                                                  EXHIBIT 10.1.1

                                  AMENDMENT TO
                        ADMINISTRATIVE SERVICES AGREEMENT


          This AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT (the "Amendment") is made and entered into as of the 1st day of November, 1996, by and between Union Financial Services, Inc., a Nevada corporation (the "Corporation"), and Union Financial Services-1, Inc., a Nevada corporation ("UFS-1").

                                    RECITALS

          G. The Corporation and UFS-1 have entered in to that certain Administrative Services Agreement (the "Agreement") dated as of August 1, 1996, pursuant to which the Corporation agreed to provide certain services to UFS-1 in return for the payment of fees described therein.

          H. The Corporation and UFS-1 now desire to amend the Agreement as provided in this Amendment.


          NOW, THEREFORE, the parties agree as follows:

          1. Section 3(a) of the Agreement is amended in its entirety to read as follows.

               (a) FEE SCHEDULE. The Corporation will be entitled to the following compensation for its services provided hereunder.

               (i) UFS-1 has paid to the Corporation the sum of $700,000 as compensation for services provided by the Corporation to UFS-1 pursuant to Section 1(a) of this Agreement in connection with issuance by UFS-1 of its Taxable Student Loan Asset-Backed Notes Series 1996A in the original principal amount of $107,700,000 and its Taxable Student Loan Asset-Backed Notes Series 1996B in the original principal amount of $142,200,000. On November 1, 1996, UFS-1 shall pay to the Corporation the sum of $1,050,000 as compensation for services provided by the Corporation to UFS-1 pursuant to Section 1(a) of this Agreement in connection with issuance by UFS-1 of its Taxable Student Loan Asset-Backed Notes Series 1996C in the original principal amount of $316,100,000. UFS-1 shall pay to the Corporation such fees as the parties may determine by mutual agreement for services rendered by the Corporation pursuant to Section 1(a) of this Agreement in connection with future financing transactions.

               (ii) UFS-1 shall pay to the Corporation on the first day of each calendar month following the execution of this Agreement an amount equal to .015% of the average outstanding balance of the Loans during the preceding month for services provided by the Corporation pursuant to Section 1(b) through (g) of this Agreement.







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          2. All of the other provisions of the Agreement remain in full force and effect and binding upon the parties hereto, and the provisions of the Agreement governing the Agreement, such as notices, amendments and other general provisions, shall also govern this Amendment.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of the day and year first above written.


                                            UNION FINANCIAL SERVICES, INC.



                                            /s/  STEPHEN F. BUTTERFIELD
                                            -----------------------------------
                                            Stephen F. Butterfield, President


                                            UNION FINANCIAL SERVICES-1, INC.



                                            /s/  RONALD W. PAGE
                                            -----------------------------------
                                            Ronald W. Page,
                                            Senior Vice President
























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